Delek US Holdings Announces Changes to Board of Directors

Brentwood, Tenn., December 30, 2013 – Delek US Holdings, Inc. (the “Company”) (NYSE: DK), a diversified energy company with assets in the petroleum refining, logistics and retail industries, today announced the resignation of Gabriel Last and Asaf Bartfeld from its board of directors effective December 31, 2013. Mr. Last, chairman of the board of directors of Delek Group, Ltd. (“Delek Group”) and Mr. Bartfeld, president and chief executive officer of Delek Group, have served as directors of the Company since January 2002. With the reduction of Delek Group’s beneficial ownership in the Company over the past two years, both Messrs. Last and Bartfeld have elected to end their representation on the Company’s board of directors.

“I appreciate the support and guidance that Gabriel and Asaf have provided to the Company. Their contributions have been important to the significant growth we have achieved since our inception. On behalf of the entire board I want to thank them for their service and leadership that benefited our shareholders, employees and customers during this time,” said Uzi Yemin, Chairman, President and Chief Executive Officer of Delek US Holdings.

About Delek US Holdings

Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. Delek US Holdings, Inc. and its affiliates also own approximately 62 percent (including the 2 percent general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP (NYSE: DKL) is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. The retail segment markets motor fuel and convenience merchandise through a network of approximately 362 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions; our competitive position and the effects of competition; the projected growth of the industries in which we operate; changes in the scope, costs, and/or timing of capital and maintenance projects; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

U.S. Investor / Media Relations Contact:
Keith Johnson
Vice President of Investor Relations
Delek US Holdings, Inc.
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870

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